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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data of Heartport, Inc." and "Experts" in the proxy statement/prospectus that is made a part of this Registration Statement (Amendment No. 1 to Form S-4) for the registration of shares of common stock of Johnson & Johnson and to the incorporation by reference therein of our report dated January 19, 2001, with respect to the consolidated financial statements and schedule of Heartport, Inc., included in its Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                          /S/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          Ernst & Young LLP

Palo Alto, California

March 9, 2001